EXHIBIT 15.1

Tel: 604 688 5421 Fax: 604 688 5132 www.bdo.ca	BDO Canada LLP 600 Cathedral Place 925 West Georgia Street Vancouver BC V6C 3L2 Canada

Consent of Independent Registered Public Accounting Firm

Leading Brands, Inc.

Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-175241 and No. 333-101555) of Leading Brands Inc. of our report dated May 29, 2018, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ BDO Canada LLP

Vancouver, Canada

June 1, 2018